EXHIBIT 6.1



                         ADVISORS ASSET MANAGEMENT, INC.

                                    DIRECTORS

  Scott I. Colyer

  Lisa A. Colyer

  James R. Costas

  Christopher T. Genovese

  Randal J. Pegg

  R. Scott Roberg

  Jack Simkin

  Andrew Williams

  Robert E. Theriot III


                                    OFFICERS

  Scott I. Colyer:              Chief Executive Officer

  Jack Simkin:                  Chief Operating Officer

  Andrew Williams:              President

  R. Scott Roberg               Chief Financial Officer

  John Webber                   Chief Compliance Officer and Secretary

  Joe R. Cotton                 Executive Vice President

  Lisa A. Colyer                Executive Vice President

  James R. Costas               Senior Executive Vice President

  Christopher T. Genovese       Executive Vice President

  Randal J. Pegg                Executive Vice President

  Michael S. Segal              Executive Vice President

  Robert McNamara               Executive Vice President, Finance & Corporate
                                Development

  Alex R. Meitzner              Senior Vice President

  Bart P. Daniel                Chief Strategy Officer

  E. Robert Theriot III         Executive Vice President, National Sales Leader,
                                President, Investment Solutions & Services

  Brian Gilbert                 First Vice President, Managed Accounts